Exhibit 99.1

Rowan Reports Fourth Quarter and Full-Year 2014 Results

HOUSTON, Feb. 27, 2015 /PRNewswire/ -- For the three months ended December 31, 2014, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported a net loss of $326.9 million, or $2.63 per share. The current quarter includes a noncash asset impairment charge of $438.4 million (after tax), or $3.53 per share, relating to twelve of the Company's oldest jack-up rigs. Excluding the impact of this noncash asset impairment charge, net income was $111.5 million or $0.89 per share in the fourth quarter of 2014. Net income for the prior-year quarter was $49.7 million or $0.40 per share and included a noncash asset impairment charge of $2.9 million (after tax), or $0.02 per share. Excluding the impact of the noncash asset impairment charge, net income was $52.6 million or $0.42 per share in the fourth quarter of 2013.

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Rowan's revenues were $556.2 million in the fourth quarter of 2014, up 41% over the prior-year quarter due primarily to the commencement of two of the company's newbuild ultra-deepwater drillships, less out-of-service time for jack-up rigs and slightly higher average day rates.

Tom Burke, President and Chief Executive Officer, commented, "I am pleased with our successful entry into the ultra-deepwater market, with our second newbuild ultra-deepwater drillship, the Rowan Resolute commencing operations in the US Gulf of Mexico in October 2014 and our third newbuild drillship, the Rowan Reliance, operating since early February 2015. In 2014, both our jack-up and drillship fleet had excellent safety results and limited operational downtime.

We believe that with our high-specification assets, strong operational performance, continued cost control focus and financial strength, we are in a good position to weather the current downturn in our industry."

Rowan will conduct its earnings conference call on Friday, February 27, 2015, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 869-3847, or internationally (201) 689-8261. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowancompanies.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan Companies plc is a global provider of contract drilling services in the ultra-deepwater and shallow water jack-up market with a fleet of 34 offshore drilling units, including four ultra-deepwater drillships, one of which is currently under construction, and 30 jack-up rigs, 19 of which are rated high-specification. The Company's fleet is located worldwide, including the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the United States Gulf of Mexico, Southeast Asia, West and North Africa and Trinidad. All four of the Company's ultra-deepwater drillships are now under long-term contracts. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, changes in tax rates and provisions, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	December 31,	DECEMBER 31,
	2014	2013

ASSETS

Cash and cash equivalents	$ 339.2	$ 1,092.8
Accounts receivable	545.2	344.6
Other current assets	56.7	67.7
Assets of discontinued operations	-	23.8
Total current assets	941.1	1,528.9
Property, plant and equipment - net	7,432.2	6,385.8
Other assets	37.9	61.1
TOTAL	$ 8,411.2	$ 7,975.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 102.8	$ 124.0
Other current liabilities	230.4	210.5
Liabilities of discontinued operations	-	20.1
Total current liabilities	333.2	354.6
Long-term debt	2,807.3	2,008.7
Other liabilities	579.3	718.7
Stockholders' equity	4,691.4	4,893.8
TOTAL	$ 8,411.2	$ 7,975.8

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2014	2013	2014	2013

REVENUES	$ 556.2	$ 393.4	$ 1,824.4	$ 1,579.3

COSTS AND EXPENSES:
Operations	279.5	223.5	991.3	860.9
Depreciation and amortization	92.6	70.6	322.6	271.0
Selling, general and administrative	33.8	35.4	125.8	131.3
Gain on disposals of property and equipment	(3.5)	(1.1)	(1.7)	(20.1)
Material charges, settlements and other expenses	565.6	4.5	553.1	4.5
Total	968.0	332.9	1,991.1	1,247.6
INCOME (LOSS) FROM OPERATIONS	(411.8)	60.5	(166.7)	331.7
Net interest and other income	(29.7)	(16.6)	(102.9)	(70.5)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(441.5)	43.9	(269.6)	261.2
Provision (benefit) for income taxes	(114.6)	(5.8)	(150.7)	8.6
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(326.9)	49.7	(118.9)	252.6
Discontinued operations, net of tax	-	-	4.0	-
NET INCOME (LOSS)	$ (326.9)	$ 49.7	$ (114.9)	$ 252.6

PER SHARE AMOUNTS:
Income (loss) from continuing operations	$ (2.63)	$ 0.40	$ (0.96)	$ 2.03
Discontinued operations, net of tax	$ -	$ -	$ 0.03	$ -
Net income (loss)	$ (2.63)	$ 0.40	$ (0.93)	$ 2.03

AVERAGE DILUTED SHARES	124.3	124.7	124.1	124.5

NOTE: See page 6 for supplemental operating information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS
	ENDED DECEMBER 31
	2014	2013
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ (114.9)	$ 252.6
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	322.6	271.0
Deferred income taxes	(182.5)	(33.6)
Gain on disposals of assets	(3.7)	(20.1)
Impairment charges	574.0	4.5
Other - net	0.7	43.6
Net changes in current assets and liabilities	(145.4)	44.8
Net changes in other noncurrent assets and liabilities	(27.8)	60.4
Net cash provided by operations	423.0	623.2

Investing activities:
Property, plant and equipment additions	(1,958.2)	(607.3)
Proceeds from disposals of property, plant and equipment	22.0	44.5
Net cash used in investing activities	(1,936.2)	(562.8)

Financing activities:
Proceeds from borrowings, net	792.7	-
Payment of cash dividends	(37.7)	-
Proceeds from equity compensation plans and other	4.6	8.4
Net cash provided by financing activities	759.6	8.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(753.6)	68.8
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,092.8	1,024.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 339.2	$ 1,092.8

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 31,	September 30,	December 31,	DECEMBER 31,
	2014	2014	2013	2014	2013

RIG DAYS:
Operating	2,520	2,396	2,279	9,281	9,027
Out of service (shipyard/transit/inspections/other)	196	254	267	1,157	1,097
Operational downtime (off rate during rig operations)	29	18	30	112	96
Cold stacked	184	184	184	730	886
Total available	2,929	2,852	2,760	11,280	11,106

Utilization	86%	84%	83%	82%	81%
Utilization (excluding cold-stacked rigs)	92%	90%	88%	88%	88%

AVERAGE DAY RATES (in thousands):
Jack-ups:
North Sea	$ 306.4	$ 283.6	$ 284.0	$ 289.8	$ 270.4
Middle East	145.8	141.1	135.6	141.2	136.5
Gulf of Mexico	150.1	144.3	143.4	151.0	138.5
All jack-up rigs	185.2	174.3	168.4	177.3	170.9
Drillships	$ 658.6	$ 660.2	n/a	650.4	n/a

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 180.7	$ 160.9	$ 141.7	$ 631.7	$ 537.7
Repairs and maintenance	43.2	42.9	42.3	175.5	161.7
All other	33.5	32.0	30.1	130.8	125.8
Subtotal (excluding rebillables)	$ 257.4	$ 235.8	$ 214.1	$ 938.0	$ 825.2
Rebillables (equally offset with rebillable revenue)	22.1	11.1	9.4	53.3	35.7

Total	$ 279.5	$ 246.9	$ 223.5	$ 991.3	$ 860.9

	(a) Includes labor, fringes, training, travel and catering costs.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2014	2013	2014	2013
NET INCOME (LOSS):
GAAP NET INCOME (LOSS)	$ (326.9)	$ 49.7	$ (114.9)	$ 252.6
Non-cash asset impairment charges, net of tax	438.4	2.9	446.7	2.9
Discrete tax item (IRS U.S. settlement)	-	-	(41.0)	-
Litigation settlement (tanker incident)	-	-	(20.9)	-
Gain on sale of jack-up rig (Rowan Paris), net of tax	-	-	-	(12.4)
Discontinued operations, net of tax	-	-	(4.0)	-
NON-GAAP NET INCOME (LOSS)	$ 111.5	$ 52.6	$ 265.9	$ 243.1

DILUTED INCOME (LOSS) PER SHARE*:
GAAP NET INCOME (LOSS) PER SHARE	$ (2.63)	$ 0.40	$ (0.93)	$ 2.03
Non-cash asset impairment charges, net of tax	3.53	0.02	3.60	0.02
Discrete tax item (IRS U.S. settlement)	-	-	(0.33)	-
Litigation settlement (tanker incident)	-	-	(0.17)	-
Gain on sale of jack-up rig (Rowan Paris), net of tax	-	-	-	(0.10)
Discontinued operations, net of tax	-	-	(0.03)	-
NON-GAAP NET INCOME (LOSS) PER SHARE	$ 0.89	$ 0.42	$ 2.14	$ 1.95

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA)
GAAP NET INCOME (LOSS)	$ (326.9)	$ 49.7	$ (114.9)	$ 252.6
Non-cash asset impairment charges	565.6	4.5	574.0	4.5
Litigation settlement (tanker incident)	-	-	(20.9)	-
Interest (income) expense, net	29.7	16.6	102.9	70.5
Depreciation and amortization	92.6	70.6	322.6	271.0
Income tax expense (benefit)	(114.6)	(5.8)	(150.7)	8.6
Gain on sale of jack-up rig (Rowan Paris)	-	-	-	(19.1)
Discontinued operations, net of tax	-	-	(4.0)	-
NON-GAAP ADJUSTED EBITDA	$ 246.4	$ 135.6	$ 709.0	$ 588.1

* Per share amounts may not sum due to rounding.

CONTACT: Suzanne M. Spera, Director, Investor Relations, (713) 960-7517, sspera@rowancompanies.com